Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2023 Third Quarter Earnings

Contact: Joseph F. Casey, President and CEO

Brockton, Massachusetts (October 24, 2023): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $8.4 million, or $0.20 per diluted share, for the third quarter of 2023, compared to net income of $7.5 million, or $0.17 per diluted share, for the preceding quarter and net income of $13.8 million, or $0.30 per diluted share, for the same period last year.

Selected Financial Highlights:

●	Deposit growth, excluding brokered deposits, of $160.5 million, or 4.0%, on a linked-quarter basis.
●	Reduced noninterest expense 7.5% as compared to the prior year third quarter.
●	Loan growth of $24.7 million, or 0.5%, on a linked-quarter basis.
●	Commenced sixth share repurchase program.

“As many of our competitors struggled with deposit contraction, we grew the average balance of customer deposits at a 14.7% annualized pace in Q3. This strong deposit growth allowed the pay-down of over $167 million in wholesale funds during the quarter,” said Joseph F. Casey, President and CEO. “Additionally, we expect to redeem $35 million in subordinated debt on December 1, 2023, which carries a current annualized expense rate of 8.45%. And we continue to return shareholder value, commencing a sixth stock buyback plan in Q3, purchasing $6.4 million of HarborOne shares at an average cost of $9.81 per share.”

Net Interest Income

The Company’s net interest and dividend income was $31.1 million for the quarter ended September 30, 2023, compared to $32.1 million for the quarter ended June 30, 2023, and $39.3 million for the quarter ended September 30, 2022. The tax equivalent interest rate spread and net interest margin were 1.70% and 2.34%, respectively, for the quarter ended September 30, 2023, compared to 1.89% and 2.45%, respectively, for the quarter ended June 30, 2023, and 3.30% and 3.47%, respectively, for the quarter ended September 30, 2022.

On a linked-quarter basis, the decreases in net interest and dividend income, tax equivalent interest rate spread, and net interest margin primarily reflect a higher cost of funding, partially offset by increased loan balances and yields, with liability repricing outpacing assets. While the yield on interest-earning assets increased 11 basis points from the preceding quarter, the cost of interest-bearing liabilities increased 30 basis points, in a competitive deposit pricing market.

The $8.3 million decrease in net interest and dividend income from the prior year quarter reflects an increase of $26.9 million, or 514.2%, in total interest expense, partially offset by an increase of $18.6 million, or 41.8%, in total interest and dividend income. The changes reflect rate and volume changes in both interest-bearing assets and liabilities. The cost of interest-bearing liabilities increased 241 basis points, while the average balance increased $880.8 million, and the yield on interest-earning assets increased 81 basis points, while the average balance increased $808.0 million.

Noninterest Income

Total noninterest income decreased $1.1 million, or 8.4%, to $11.6 million for the quarter ended September 30, 2023, from $12.7 million for the quarter ended June 30, 2023. Persistent low inventory of for-sale residential real estate and rising mortgage interest rates continued to impact the results of HarborOne Mortgage, LLC (“HarborOne Mortgage”) with gain on loan sales of $2.7 million from mortgage loan closings of $157.6 million for the quarter ended September 30, 2023, compared to $3.3 million in gain on sales from mortgage loan closings of $172.2 million in the preceding quarter.

The increase in the fair value of mortgage servicing rights (“MSR”) for the three months ended September 30, 2023 was $770,000, as compared to an increase of $915,000 in the fair value of MSR for the three months ended June 30, 2023. The valuation was positively impacted by key benchmark mortgage rates, which were partially offset by the impact of MSR price caps used in the valuation model. The impact on the MSR of principal payments on the underlying mortgages was $645,000 and $479,000 for the quarters ended September 30, 2023 and June 30, 2023, respectively.

Total noninterest income decreased $2.6 million, or 18.6%, compared to the quarter ended September 30, 2022, primarily due to a $3.0 million, or 36.9%, decrease in mortgage banking income. The prior year quarter also reflected a $1.8 million increase in the fair value of MSR. The impact of rising interest rates on the fair value of MSR diminishes as the valuations reach multiple caps.

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

Noninterest Expense

Total noninterest expenses were at $31.9 million for the quarter ended September 30, 2023, as compared to $31.7 million for the quarter ended June 30, 2023. Compensation and benefits increased $479,000, primarily reflecting increased incentive accruals partially offset by decreased salary and payroll tax expense. Occupancy and equipment expense decreased $203,000, reflecting recent cost saving measures. HarborOne Mortgage continues to enact cost saving measures and executed a reduction in force in the third quarter with an annual cost savings of $564,000.

Total noninterest expenses decreased $2.6 million, or 7.5%, from the quarter ended September 30, 2022. Compensation and benefits decreased $2.3 million, primarily reflecting decreased mortgage origination commission and incentive accruals, and occupancy and equipment expense decreased $399,000. These decreases were partially offset by a $647,000 increase in deposit insurance expense.

Asset Quality and Allowance for Credit Losses

Total nonperforming assets were $18.8 million at September 30, 2023, compared to $20.2 million at June 30, 2023 and $23.4 million at September 30, 2022. Nonperforming assets as a percentage of total assets were 0.33% at September 30, 2023, 0.36% at June 30, 2023, and 0.47% at September 30, 2022.

The Company recorded a reversal of provision for credit losses of $113,000 for the quarter ended September 30, 2023, reflecting a $586,000 reversal of provision for unfunded commitments, partially offset by a $474,000 provision for loan credit losses, primarily for loan growth. Net recoveries totaled $18,000 and $799,000 for the quarters ended September 30, 2023 and 2022, respectively. Net charge-offs totaled $2.7 million, or 0.23% of average loans outstanding on an annualized basis, for the quarter ended June 30, 2023.

The allowance for credit losses (“ACL”) on loans was $48.3 million, or 1.02% of total loans, at September 30, 2023, compared to $47.8 million, or 1.02% of total loans, at June 30, 2023 and $44.6 million, or 1.06% of total loans, at September 30, 2022. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheets, amounted to $4.2 million at September 30, 2023 as compared to $4.8 million at June 30, 2023 and $5.5 million at September 30, 2022.

Management continues to closely monitor the loan portfolio for signs of deterioration in light of speculation that commercial real estate values may deteriorate as the market adjusts to higher vacancies and interest rates. The commercial real estate portfolio is centered in New England, with approximately 75% of the portfolio secured by property located in Massachusetts and Rhode Island. Approximately 60% of the commercial real estate loans are fixed-rate loans with, in the opinion of management, limited near-term maturity risk.

Management also continues to monitor certain sectors within the commercial real estate segment that may be particularly susceptible to increased credit risk as a result of trends that were precipitated by the COVID-19 pandemic and may be exacerbated by current economic conditions. This includes business-oriented hotels, non-anchored retail space, and metro office space. As of September 30, 2023, business-oriented hotels loans included 13 loans with a total outstanding balance of $114.4 million, non-anchored retail space loans included 30 loans with a total outstanding balance of $40.4 million, and metro office space loans included two loans with a total outstanding balance of $12.0 million. As of September 30, 2023, there was one metro office space loan with a carrying value of $7.0 million that was rated doubtful and on nonaccrual and one business-oriented hotel credit with a carrying value of $1.7 million that was rated substandard and on nonaccrual. The other loans in these groups were performing in accordance with their terms.

Balance Sheet

Total assets were flat, at $5.66 billion as of September 30, 2023 and June 30, 2023, as an increase of $24.7 million in total loans was offset by decreases in investments and Federal Home Loan Bank (“FHLB”) stock.

Available-for-sale securities were $271.1 million and $292.0 million at September 30, 2023 and June 30, 2023, respectively. The unrealized loss on securities available for sale increased to $81.3 million as of September 30, 2023, as compared to $66.5 million of unrealized losses as of June 30, 2023. Securities held to maturity were $19.8 million, or 0.3%, of total assets, with a fair value of $18.7 million.

Loans increased $24.7 million, or 0.5%, to $4.72 billion at September 30, 2023, from $4.70 billion at June 30, 2023. The increase in loans for the three months ended September 30, 2023 was primarily due to increases in commercial real estate loans of $63.2 million and residential real estate loans of $5.2 million, partially offset by decreases in commercial construction loans of $37.7 million, commercial and industrial loans of $2.9 million, and consumer loans of $3.2 million. Management continues to seek prudent commercial lending opportunities to deepen relationships with existing customers and develop new relationships with strong borrowers.

Total deposits were $4.41 billion at September 30, 2023 and $4.29 billion at June 30, 2023. Compared to the prior quarter, non-certificate accounts increased $44.2 million and term certificate accounts increased $116.3 million, as competitive rate specials attracted deposits during the quarter. Brokered deposits decreased $38.1 million. As of September 30, 2023, FDIC-insured deposits were approximately 66% of total deposits, including Bank subsidiary deposits. Including Depositors Insurance Fund (“DIF”), excess insurance coverage that

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

remains available until February 24, 2024, insured deposits are approximately 85% of total deposits, including Bank subsidiary deposits. Although the Bank exited the DIF as of February 24, 2023, insurance remains in place for funds on deposit as of that date for one year or until maturity for term certificates.

FHLB borrowings decreased $129.1 million to $475.5 million at September 30, 2023 from $604.6 million at June 30, 2023. As of September 30, 2023, the Bank had $1.28 billion in available borrowing capacity across multiple relationships. Additionally, on October 19, 2023, the Company notified holders of its subordinated debt that the Company had exercised its option to redeem the debt effective December 1, 2023. The current interest rate on the $35.0 million outstanding subordinated notes is 8.45%.

Total stockholders’ equity was $584.6 million at September 30, 2023, compared to $595.5 million at June 30, 2023 and $611.4 million at September 30, 2022. Stockholders’ equity decreased 1.8% when compared to the prior quarter, as earnings were offset by share repurchases. The Company commenced a sixth share repurchase program during the third quarter of 2023, repurchasing 652,523 shares at an average price of $9.93, including $0.10 per share of excise tax, during the three months ended September 30, 2023. The tangible-common-equity-to-tangible-assets ratio(1) was 9.17% at September 30, 2023, 9.38% at June 30, 2023, and 10.97% at September 30, 2022. At September 30, 2023, the Company and the Bank had strong capital positions, exceeded all regulatory capital requirements, and are considered well-capitalized.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered trust company. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service banking centers located in Massachusetts and Rhode Island, and commercial lending offices in Boston, Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational resources through “HarborOne U,” with free digital content, webinars, and recordings for small business and personal financial education. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, provides mortgage lending services throughout New England and other states.

(1) This non-GAAP ratio is total stockholders equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, changes in general business and economic conditions (including inflation and concerns about inflation) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in customer behavior; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; increases in loan default and charge-off rates; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; acquisitions may not produce results at levels or within time frames originally anticipated; cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics; changes in regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2023	2023	2023	2022	2022

Assets

Cash and due from banks	$38,573	$43,525	$38,989	$39,712	$39,910
Short-term investments	208,211	209,326	210,765	58,305	46,044
Total cash and cash equivalents	246,784	252,851	249,754	98,017	85,954

Securities available for sale, at fair value	271,078	292,012	303,059	301,149	304,852
Securities held to maturity, at amortized cost	19,795	19,839	19,838	19,949	15,000
Federal Home Loan Bank stock, at cost	23,378	27,123	23,589	20,071	15,973
Asset held for sale	966	966	—	—	—
Loans held for sale, at fair value	17,796	20,949	13,956	18,544	18,805
Loans:
Commercial real estate	2,349,886	2,286,688	2,286,727	2,250,344	2,041,905
Commercial construction	191,224	228,902	212,689	199,311	185,062
Commercial and industrial	450,547	453,422	423,036	424,275	397,112
Total commercial loans	2,991,657	2,969,012	2,922,452	2,873,930	2,624,079
Residential real estate	1,706,950	1,701,766	1,667,934	1,634,319	1,520,809
Consumer	24,247	27,425	32,246	41,421	52,466
Loans	4,722,854	4,698,203	4,622,632	4,549,670	4,197,354
Less: Allowance for credit losses on loans	(48,312)	(47,821)	(46,994)	(45,236)	(44,621)
Net loans	4,674,542	4,650,382	4,575,638	4,504,434	4,152,733
Mortgage servicing rights, at fair value	49,201	48,176	47,080	48,138	49,861
Goodwill	69,802	69,802	69,802	69,802	69,802
Other intangible assets	1,704	1,893	2,082	2,272	2,461
Other assets	289,341	275,261	268,060	277,169	272,202
Total assets	$5,664,387	$5,659,254	$5,572,858	$5,359,545	$4,987,643

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$708,847	$717,572	$726,548	$762,576	$795,945
NOW accounts	289,141	286,956	287,376	297,692	308,191
Regular savings and club accounts	1,324,635	1,390,906	1,455,318	1,468,172	1,289,825
Money market deposit accounts	951,128	834,120	796,008	861,704	889,517
Term certificate accounts	859,266	742,931	653,553	497,975	484,936
Brokered deposits	276,941	315,003	322,927	301,380	114,696
Total deposits	4,409,958	4,287,488	4,241,730	4,189,499	3,883,110
FHLB borrowings	475,470	604,568	590,665	400,675	345,684
Subordinated debt	34,380	34,348	34,317	34,285	34,254
Other liabilities and accrued expenses	159,945	137,318	106,352	118,110	113,225
Total liabilities	5,079,753	5,063,722	4,973,064	4,742,569	4,376,273

Common stock	597	597	597	596	593
Additional paid-in capital	485,144	484,544	483,831	483,031	480,617
Unearned compensation - ESOP	(26,245)	(26,704)	(27,164)	(27,623)	(28,083)
Retained earnings	369,930	364,709	360,454	356,438	350,049
Treasury stock	(187,803)	(181,324)	(175,514)	(148,384)	(143,125)
Accumulated other comprehensive loss	(56,989)	(46,290)	(42,410)	(47,082)	(48,681)
Total stockholders' equity	584,634	595,532	599,794	616,976	611,370

Total liabilities and stockholders' equity	$5,664,387	$5,659,254	$5,572,858	$5,359,545	$4,987,643

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except share data)	2023	2023	2023	2022	2022

Interest and dividend income:
Interest and fees on loans	$58,124	$55,504	$52,771	$49,177	$42,065
Interest on loans held for sale	370	326	286	334	377
Interest on securities	2,003	2,035	2,079	2,045	1,971
Other interest and dividend income	2,667	2,935	803	359	143
Total interest and dividend income	63,164	60,800	55,939	51,915	44,556

Interest expense:
Interest on deposits	25,039	20,062	15,913	8,499	3,491
Interest on FHLB and FRB borrowings	6,439	8,114	5,105	3,703	1,209
Interest on subordinated debentures	606	524	523	524	524
Total interest expense	32,084	28,700	21,541	12,726	5,224

Net interest and dividend income	31,080	32,100	34,398	39,189	39,332

Provision (benefit) for credit losses	(113)	3,283	1,866	2,108	668

Net interest and dividend income, after provision for credit losses	31,193	28,817	32,532	37,081	38,664

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	2,704	3,300	2,224	2,301	3,809
Changes in mortgage servicing rights fair value	125	436	(1,692)	(2,631)	1,816
Other	2,270	2,312	2,216	2,325	2,453
Total mortgage banking income	5,099	6,048	2,748	1,995	8,078

Deposit account fees	5,133	5,012	4,733	5,031	4,870
Income on retirement plan annuities	146	128	119	118	119
Bank-owned life insurance income	531	511	500	501	503
Other income	689	963	590	2,255	675
Total noninterest income	11,598	12,662	8,690	9,900	14,245

Noninterest expenses:
Compensation and benefits	18,699	18,220	17,799	20,104	20,991
Occupancy and equipment	4,430	4,633	5,040	4,935	4,829
Data processing	2,548	2,403	2,346	2,359	2,311
Loan expense	385	417	313	169	355
Marketing	794	925	1,181	862	850
Professional fees	1,374	1,114	1,501	1,446	1,457
Deposit insurance	1,004	1,176	510	385	357
Other expenses	2,638	2,837	2,819	4,384	3,323
Total noninterest expenses	31,872	31,725	31,509	34,644	34,473

Income before income taxes	10,919	9,754	9,713	12,337	18,436

Income tax provision	2,507	2,275	2,416	2,760	4,678

Net income	$8,412	$7,479	$7,297	$9,577	$13,758

Earnings per common share:
Basic	$0.20	$0.17	$0.16	$0.21	$0.30
Diluted	$0.20	$0.17	$0.16	$0.21	$0.30
Weighted average shares outstanding:
Basic	42,876,893	43,063,507	44,857,224	45,321,491	45,830,737
Diluted	42,983,477	43,133,455	45,284,240	45,861,658	46,420,527

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	For the Nine Months Ended September 30,
(dollars in thousands, except share data)	2023	2022	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$166,399	$113,163	$53,236	47.0%
Interest on loans held for sale	982	972	10	1.0
Interest on securities	6,117	5,545	572	10.3
Other interest and dividend income	6,405	335	6,070	1811.9
Total interest and dividend income	179,903	120,015	59,888	49.9

Interest expense:
Interest on deposits	61,014	7,131	53,883	755.6
Interest on FHLB and FRB borrowings	19,658	1,516	18,142	1196.7
Interest on subordinated debentures	1,653	1,571	82	5.2
Total interest expense	82,325	10,218	72,107	705.7

Net interest and dividend income	97,578	109,797	(12,219)	(11.1)

Provision for credit losses	5,036	3,552	1,484	41.8

Net interest and dividend income, after provision for credit losses	92,542	106,245	(13,703)	(12.9)

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	8,228	13,669	(5,441)	(39.8)
Changes in mortgage servicing rights fair value	(1,131)	7,963	(9,094)	(114.2)
Other	6,798	7,623	(825)	(10.8)
Total mortgage banking income	13,895	29,255	(15,360)	(52.5)

Deposit account fees	14,878	14,234	644	4.5
Income on retirement plan annuities	393	338	55	16.3
Bank-owned life insurance income	1,542	1,480	62	4.2
Other income	2,242	2,102	140	6.7
Total noninterest income	32,950	47,409	(14,459)	(30.5)

Noninterest expenses:
Compensation and benefits	54,718	63,169	(8,451)	(13.4)
Occupancy and equipment	14,103	14,832	(729)	(4.9)
Data processing	7,297	6,811	486	7.1
Loan expense	1,115	1,218	(103)	(8.5)
Marketing	2,900	3,054	(154)	(5.0)
Professional fees	3,989	4,676	(687)	(14.7)
Deposit insurance	2,690	1,060	1,630	153.8
Other expenses	8,294	9,442	(1,148)	(12.2)
Total noninterest expenses	95,106	104,262	(9,156)	(8.8)

Income before income taxes	30,386	49,392	(19,006)	(38.5)

Income tax provision	7,198	13,380	(6,182)	(46.2)

Net income	$23,188	$36,012	$(12,824)	(35.6)%

Earnings per common share:
Basic	$0.53	$0.77
Diluted	$0.53	$0.76
Weighted average shares outstanding:
Basic	43,591,954	46,875,312
Diluted	43,793,137	47,541,647

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$375,779	$2,003	2.11%	$381,762	$2,035	2.14%	$390,577	$1,971	2.00%
Other interest-earning assets	207,234	2,667	5.11	238,891	2,935	4.93	27,723	143	2.05
Loans held for sale	20,919	370	7.02	19,614	326	6.67	28,046	377	5.33
Loans
Commercial loans (2)(3)	2,980,817	40,438	5.38	2,938,292	38,842	5.30	2,522,359	28,298	4.45
Residential real estate loans (3)(4)	1,700,383	17,525	4.09	1,682,860	16,456	3.92	1,470,305	12,972	3.50
Consumer loans (3)	25,126	412	6.51	29,025	419	5.79	63,220	795	4.99
Total loans	4,706,326	58,375	4.92	4,650,177	55,717	4.81	4,055,884	42,065	4.11
Total interest-earning assets	5,310,258	63,415	4.74	5,290,444	61,013	4.63	4,502,230	44,556	3.93
Noninterest-earning assets	314,030			305,132			308,734
Total assets	$5,624,288			$5,595,576			$4,810,964
Interest-bearing liabilities:
Savings accounts	$1,360,728	6,787	1.98	$1,421,622	6,165	1.74	$1,293,598	1,211	0.37
NOW accounts	274,329	75	0.11	280,501	59	0.08	305,777	42	0.05
Money market accounts	910,694	8,355	3.64	802,373	6,256	3.13	893,452	1,382	0.61
Certificates of deposit	818,182	7,212	3.50	708,087	5,273	2.99	486,923	787	0.64
Brokered deposits	287,428	2,610	3.60	281,614	2,309	3.29	102,875	69	0.27
Total interest-bearing deposits	3,651,361	25,039	2.72	3,494,197	20,062	2.30	3,082,625	3,491	0.45
FHLB and FRB borrowings	508,001	6,439	5.03	666,345	8,114	4.88	196,036	1,209	2.45
Subordinated debentures	34,364	606	7.00	34,331	524	6.12	34,237	524	6.07
Total borrowings	542,365	7,045	5.15	700,676	8,638	4.94	230,273	1,733	2.99
Total interest-bearing liabilities	4,193,726	32,084	3.04	4,194,873	28,700	2.74	3,312,898	5,224	0.63
Noninterest-bearing liabilities:
Noninterest-bearing deposits	705,009			712,081			789,214
Other noninterest-bearing liabilities	126,742			88,363			80,304
Total liabilities	5,025,477			4,995,317			4,182,416
Total stockholders' equity	598,811			600,259			628,548
Total liabilities and stockholders' equity	$5,624,288			$5,595,576			$4,810,964
Tax equivalent net interest income		31,331			32,313			39,332
Tax equivalent interest rate spread (5)			1.70%			1.89%			3.30%
Less: tax equivalent adjustment		251			213			—
Net interest income as reported		$31,080			$32,100			$39,332
Net interest-earning assets (6)	$1,116,532			$1,095,571			$1,189,332
Net interest margin (7)			2.32%			2.43%			3.47%
Tax equivalent effect			0.02			0.02			—
Net interest margin on a fully tax equivalent basis			2.34%			2.45%			3.47%
Ratio of interest-earning assets to interest-bearing liabilities	126.62%			126.12%			135.90%

Supplemental information:
Total deposits, including demand deposits	$4,356,370	$25,039		$4,206,278	$20,062		$3,871,839	$3,491
Cost of total deposits			2.28%			1.91%			0.36%
Total funding liabilities, including demand deposits	$4,898,735	$32,084		$4,906,954	$28,700		$4,102,112	$5,224
Cost of total funding liabilities			2.60%			2.35%			0.51%

(1) Includes securities available for sale and securities held to maturity.
(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.
(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.
(8) Annualized.

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	For the Nine Months Ended
	September 30, 2023			September 30, 2022
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(dollars in thousands)

Interest-earning assets:
Investment securities (1)	$381,572	$6,117	2.14%	$391,786	$5,545	1.89%
Other interest-earning assets	170,377	6,405	5.03	80,540	335	0.56
Loans held for sale	19,557	982	6.71	29,114	972	4.46
Loans
Commercial loans (2)(3)	2,940,483	116,116	5.28	2,400,290	75,688	4.22
Residential real estate loans (3)(4)	1,676,979	49,598	3.95	1,341,508	34,296	3.42
Consumer loans (3)	30,112	1,350	5.99	89,934	3,179	4.73
Total loans	4,647,574	167,064	4.81	3,831,732	113,163	3.95
Total interest-earning assets	5,219,080	180,568	4.63	4,333,172	120,015	3.70
Noninterest-earning assets	310,826			315,781
Total assets	$5,529,906			$4,648,953
Interest-bearing liabilities:
Savings accounts	$1,413,553	18,397	1.74	$1,242,533	2,203	0.24
NOW accounts	276,872	170	0.08	306,115	116	0.05
Money market accounts	846,235	19,849	3.14	879,310	2,320	0.35
Certificates of deposit	693,941	15,170	2.92	497,744	2,186	0.59
Brokered deposits	299,665	7,428	3.31	100,969	306	0.41
Total interest-bearing deposits	3,530,266	61,014	2.31	3,026,671	7,131	0.32
FHLB and FRB borrowings	541,034	19,658	4.86	96,015	1,516	2.11
Subordinated debentures	34,331	1,653	6.44	34,206	1,571	6.14
Total borrowings	575,365	21,311	4.95	130,221	3,087	3.17
Total interest-bearing liabilities	4,105,631	82,325	2.68	3,156,892	10,218	0.43
Noninterest-bearing liabilities:
Noninterest-bearing deposits	712,815			765,479
Other noninterest-bearing liabilities	105,732			80,727
Total liabilities	4,924,178			4,003,098
Total stockholders' equity	605,728			645,855
Total liabilities and stockholders' equity	$5,529,906			$4,648,953
Tax equivalent net interest income		98,243			109,797
Tax equivalent interest rate spread (5)			1.95%			3.27%
Less: tax equivalent adjustment		665			—
Net interest income as reported		$97,578			$109,797
Net interest-earning assets (6)	$1,113,449			$1,176,280
Net interest margin (7)			2.50%			3.39%
Tax equivalent effect			0.02			—
Net interest margin on a fully tax equivalent basis			2.52%			3.39%
Ratio of interest-earning assets to interest-bearing liabilities	127.12%			137.26%

Supplemental information:
Total deposits, including demand deposits	$4,243,081	$61,014		$3,792,150	$7,131
Cost of total deposits			1.92%			0.25%
Total funding liabilities, including demand deposits	$4,818,446	$82,325		$3,922,371	$10,218
Cost of total funding liabilities			2.28%			0.35%

(1) Includes securities available for sale and securities held to maturity.
(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.
(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.
(8) Annualized.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

	(in thousands)

Interest-earning assets:
Investment securities (1)	$375,779	$381,762	$387,303	$388,247	$390,577
Other interest-earning assets	207,234	238,891	63,426	42,640	27,723
Loans held for sale	20,919	19,614	18,108	22,350	28,046
Loans
Commercial loans (2)(3)	2,980,817	2,938,292	2,901,464	2,770,667	2,522,359
Residential real estate loans (3)(4)	1,700,383	1,682,860	1,647,109	1,566,389	1,470,305
Consumer loans (3)	25,126	29,025	36,310	45,629	63,220
Total loans	4,706,326	4,650,177	4,584,883	4,382,685	4,055,884
Total interest-earning assets	5,310,258	5,290,444	5,053,720	4,835,922	4,502,230
Noninterest-earning assets	314,030	305,132	313,309	311,372	308,734
Total assets	$5,624,288	$5,595,576	$5,367,029	$5,147,294	$4,810,964
Interest-bearing liabilities:
Savings accounts	$1,360,728	$1,421,622	$1,459,392	$1,408,493	$1,293,598
NOW accounts	274,329	280,501	275,801	291,890	305,777
Money market accounts	910,694	802,373	824,694	878,609	893,452
Certificates of deposit	818,182	708,087	552,636	487,121	486,923
Brokered deposits	287,428	281,614	330,426	148,460	102,875
Total interest-bearing deposits	3,651,361	3,494,197	3,442,949	3,214,573	3,082,625
FHLB and FRB borrowings	508,001	666,345	448,096	392,508	196,036
Subordinated debentures	34,364	34,331	34,298	34,268	34,237
Total borrowings	542,365	700,676	482,394	426,776	230,273
Total interest-bearing liabilities	4,193,726	4,194,873	3,925,343	3,641,349	3,312,898
Noninterest-bearing liabilities:
Noninterest-bearing deposits	705,009	712,081	721,536	788,572	789,214
Other noninterest-bearing liabilities	126,742	88,363	101,820	101,621	80,304
Total liabilities	5,025,477	4,995,317	4,748,699	4,531,542	4,182,416
Total stockholders' equity	598,811	600,259	618,330	615,752	628,548
Total liabilities and stockholders' equity	$5,624,288	$5,595,576	$5,367,029	$5,147,294	$4,810,964

	Annualized Yield Trend - Quarters Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Interest-earning assets:
Investment securities (1)	2.11%	2.14%	2.18%	2.09%	2.00%
Other interest-earning assets	5.11%	4.93%	5.13%	3.34%	2.05%
Loans held for sale	7.02%	6.67%	6.41%	5.93%	5.33%
Commercial loans (2)(3)	5.38%	5.30%	5.15%	4.92%	4.45%
Residential real estate loans (3)(4)	4.09%	3.92%	3.85%	3.64%	3.50%
Consumer loans (3)	6.51%	5.79%	5.80%	5.50%	4.99%
Total loans	4.92%	4.81%	4.69%	4.47%	4.11%
Total interest-earning assets	4.74%	4.63%	4.51%	4.27%	3.93%

Interest-bearing liabilities:
Savings accounts	1.98%	1.74%	1.51%	1.01%	0.37%
NOW accounts	0.11%	0.08%	0.05%	0.05%	0.05%
Money market accounts	3.64%	3.13%	2.58%	1.50%	0.61%
Certificates of deposit	3.50%	2.99%	1.97%	0.86%	0.64%
Brokered deposits	3.60%	3.29%	3.08%	1.32%	0.27%
Total interest-bearing deposits	2.72%	2.30%	1.87%	1.05%	0.45%
FHLB and FRB borrowings	5.03%	4.88%	4.62%	3.74%	2.45%
Subordinated debentures	7.00%	6.12%	6.18%	6.07%	6.07%
Total borrowings	5.15%	4.94%	4.73%	3.93%	2.99%
Total interest-bearing liabilities	3.04%	2.74%	2.23%	1.39%	0.63%

(1) Includes securities available for sale and securities held to maturity.
(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratios (annualized):	2023	2023	2023	2022	2022
(dollars in thousands)

Return on average assets (ROAA)	0.60%	0.54%	0.54%	0.74%	1.14%

Return on average equity (ROAE)	5.62%	4.98%	4.72%	6.22%	8.76%

Total noninterest expense	$31,872	$31,725	$31,509	$34,644	$34,473
Less: Amortization of other intangible assets	189	189	189	189	235
Total adjusted noninterest expense	$31,683	$31,536	$31,320	$34,455	$34,238

Net interest and dividend income	$31,080	$32,100	$34,398	$39,189	$39,332
Total noninterest income	11,598	12,662	8,690	9,900	14,245
Total revenue	$42,678	$44,762	$43,088	$49,089	$53,577

Efficiency ratio (1)	74.24%	70.45%	72.69%	70.19%	63.90%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

	At or for the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset Quality	2023	2023	2023	2022	2022
(dollars in thousands)

Total nonperforming assets	$18,795	$20,234	$12,300	$14,840	$23,367

Nonperforming assets to total assets	0.33%	0.36%	0.22%	0.28%	0.47%

Allowance for credit losses on loans to total loans	1.02%	1.02%	1.02%	0.99%	1.06%

Net charge-offs (recoveries)	$(18)	$2,671	$(11)	$2,067	$(799)

Annualized net charge-offs (recoveries)/average loans	—%	0.23%	—%	0.19%	(0.08)%

Allowance for credit losses on loans to nonperforming loans	257.21%	236.62%	383.50%	305.93%	191.60%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Capital and Share Related	2023	2023	2023	2022	2022
(dollars in thousands, except share data)

Common stock outstanding	45,915,364	46,575,478	47,063,087	48,961,452	49,202,660

Book value per share	$12.73	$12.79	$12.74	$12.60	$12.43

Tangible common equity:
Total stockholders' equity	$584,634	$595,532	$599,794	$616,976	$611,370
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets (1)	1,704	1,893	2,082	2,272	2,461
Tangible common equity	$513,128	$523,837	$527,910	$544,902	$539,107

Tangible book value per share (2)	$11.18	$11.25	$11.22	$11.13	$10.96

Tangible assets:
Total assets	$5,664,387	$5,659,254	$5,572,858	$5,359,545	$4,987,643
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets	1,704	1,893	2,082	2,272	2,461
Tangible assets	$5,592,881	$5,587,559	$5,500,974	$5,287,471	$4,915,380

Tangible common equity / tangible assets (3)	9.17%	9.38%	9.60%	10.31%	10.97%

(1) Other intangible assets are core deposit intangibles.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Statements of Net Income for HarborOne Bank Segment:	2023	2023	2023	2022	2022

	(Dollars in thousands)

Net interest and dividend income	$31,468	$32,490	$34,562	$39,258	$39,373
Provision (benefit) for credit losses	(113)	3,283	1,866	2,108	668
Net interest and dividend income, after provision for credit losses	31,581	29,207	32,696	37,150	38,705
Mortgage banking income:
Intersegment loss	(198)	(358)	(348)	(997)	(904)
Changes in mortgage servicing rights fair value	18	29	(136)	(263)	164
Other	188	195	201	203	218
Total mortgage banking income (loss)	8	(134)	(283)	(1,057)	(522)
Other noninterest income:
Deposit account fees	5,132	5,013	4,733	5,031	4,870
Income on retirement plan annuities	146	128	119	118	119
Bank-owned life insurance income	531	511	500	501	503
Other income	694	962	590	2,129	688
Total noninterest income	6,511	6,480	5,659	6,722	5,658
Noninterest expenses:
Compensation and benefits	15,238	15,067	14,764	16,531	16,455
Occupancy and equipment	3,828	3,910	4,295	4,236	4,096
Data processing	2,527	2,355	2,305	2,285	2,219
Loan expense	128	96	87	55	68
Marketing	709	787	1,063	747	728
Professional fees	914	699	996	1,027	1,258
Deposit insurance	1,004	1,176	510	385	357
Other expenses	1,924	2,103	2,170	3,478	2,526
Total noninterest expenses	26,272	26,193	26,190	28,744	27,707
Less: Amortization of other intangible assets	190	189	189	189	234
Total adjusted noninterest expense	26,082	26,004	26,001	28,555	27,473

Income before income taxes	11,820	9,494	12,165	15,128	16,656
Provision for income taxes	2,716	2,193	3,115	2,817	4,166
Net income	$9,104	$7,301	$9,050	$12,311	$12,490

Efficiency ratio (1) - QTD	68.67%	66.73%	64.65%	62.10%	61.01%
Efficiency ratio (1) - YTD	66.64%	65.67%	64.65%	64.25%	65.07%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Statements of Net Income for HarborOne Mortgage Segment:	2023	2023	2023	2022	2022

	(Dollars in thousands)

Net interest and dividend income	$199	$120	$327	$419	$437
Mortgage banking income:
Gain on sale of mortgage loans	2,704	3,300	2,224	2,301	3,809
Intersegment gain	249	90	454	553	698
Changes in mortgage servicing rights fair value	107	407	(1,556)	(2,368)	1,652
Other	2,082	2,117	2,015	2,122	2,235
Total mortgage banking income	5,142	5,914	3,137	2,608	8,394
Other noninterest income (loss)	(4)	—	—	126	(13)
Total noninterest income	5,138	5,914	3,137	2,734	8,381
Noninterest expenses:
Compensation and benefits	4,014	3,700	3,575	3,825	4,788
Occupancy and equipment	567	688	701	663	691
Data processing	21	48	41	74	92
Loan expense	258	321	226	114	287
Marketing	85	138	118	115	122
Professional fees	155	180	257	115	108
Other expenses	390	418	404	546	522
Total noninterest expenses	5,490	5,493	5,322	5,452	6,610

Income (loss) before income taxes	(153)	541	(1,858)	(2,299)	2,208
Income tax provision (benefit)	(15)	232	(565)	—	687
Net income	$(138)	$309	$(1,293)	$(2,299)	$1,521

Efficiency ratio (1) - QTD	102.87%	91.03%	153.64%	172.91%	74.96%
Efficiency ratio (1) - YTD	109.91%	113.87%	153.64%	77.92%	68.42%

(1) This non-GAAP measure represents noninterest expense divided by total revenue